Exhibit 32.1

CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the U.S. Code (18 U.S.C. § 1350), Chih-Hsiang (Thompson) Lin, President and Chief Executive Officer of Applied Optoelectronics, Inc. (the “Company”), and Stefan J. Murry, Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1.	The Company’s Amendment No. 1 on Form 10-K for the period ended December 31, 2014, to which this Certification is attached as Exhibit 32.1 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

In Witness Whereof, the undersigned have set their hands hereto as of May 14, 2015.

/s/ Chih-Hsiang (Thompson) Lin	/s/ Stefan J. Murry
Chih-Hsiang (Thompson) Lin	Stefan J. Murry
President and Chief Executive Officer	Chief Financial Officer

This certification accompanies the Report to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Applied Optoelectronics, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Report), irrespective of any general incorporation language contained in such filing.